                                  BANK OF COMMERCE

                                        AND

                    CHEMICAL MELLON SHAREHOLDER SERVICES L.L.C.

                                   Warrant Agent

                                 WARRANT AGREEMENT

                             Dated as of July 25, 1995


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                                 WARRANT AGREEMENT

     THIS WARRANT AGREEMENT (the "AGREEMENT") is made and entered into by Bank of Commerce, a California state-chartered bank (the "BANK"), and Chemical Mellon Shareholder Services, L.L.C. (the "WARRANT AGENT") as of July 25, 1995, with regard to the following:

     A. The Bank proposes to issue "C" Warrants ("C WARRANTS") and D Warrants ("D WARRANTS") (together, the "Warrants," individually, "WARRANT") as evidenced by Warrant Certificates (the "WARRANT CERTIFICATES") initially evidencing the right to purchase up to 500,000 shares of Common Stock, no par value, of the Bank (the "COMMON STOCK") pursuant to the Offering Circular for the public offering of Units of be Bank, each of which is composed of two shares of Floating Rate Non-Cumulative Series B Preferred Stock, one C Warrant and one D Warrant (the "OFFERING CIRCULAR").

     B. The Company desires that the Warrant Agent act on behalf of The Company in connection with, the issuance, transfer, exchange, exercise and replacement of the Warrants and Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrants and Warrant Certificates and the terms and conditions on which they may be issued, transferred, exchanged, exercised and replaced.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   ISSUANCE, EXECUTION AND DELIVERY OF WARRANTS

     1.1 ISSUANCE OF WARRANTS. Warrants, as evidenced by Warrant Certificates each in substantially the form of Exhibits A (C warrant) or B (D Warrant) hereto, shall be issued. Each Warrant Certificate shall evidence the right, subject to the provisions of this Agreement and of the Warrant Certificate, to purchase that number of Warrant Shares as set forth on the face of the Warrant Certificate, but not less than one whole Warrant Share. For the purposes of this Agreement and the Warrant Certificates, "C WARRANT SHARES" means the number of shares of Common Stock deliverable upon exercise of a C Warrant, and "D WARRANT SHARES" means the number of shares of Common Stock deliverable upon exercise of a D Warrant, as adjusted from time to time pursuant to the provisions of Paragraph 3 hereof.

     1.2 EXECUTION AND DELIVERY OF WARRANTS. Each Warrant Certificate shall bear the facsimile signature of the Chief Executive Office and Corporate Secretary, and shall be countersigned by the Warrant Agent. Except for the countersignature of the Warrant Agent, the Bank may adopt and use as the facsimile signature of any such officer the facsimile signature of any person who on the date of this Agreement or at any time thereafter shall have been such officer, whether or not he or she is such officer at the time of issue of any Warrant Certificate. The Warrant Certificates shall be issued in registered form only. For purposes of this Agreement and the Warrant Certificates, the term "Registered Holder" shall mean the "PERSON" or "PERSONS".

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in whose name or names a particular Warrant shall be registered on the books of the Bank kept for that purpose in accordance with the terms of this Agreement. For purposes of this Agreement and the Warrant Certificates the term "Person" shall mean an individual partnership, corporation, trust, joint stock company, association, joint venture, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

2.   EXERCISE PRICE, DURATION AND TRANSFER AND EXERCISE OF WARRANTS

     2.1 EXERCISE PRICE. Each Warrant Certificate shall, when properly countersigned by the Warrant Agent, entitle the Registered Holder thereof, subject to the provisions of this Agreement and the Warrant Certificate, to purchase from the Bank the number of Warrant Shares stated on the Warrant Certificate, as such Warrant Shares are constituted on the date the Warrants evidenced thereby are exercised, at the price of $12.00 per Warrant Share as to C Warrants (the "C WARRANT EXERCISE PRICE") and $14.00 per share as to D Warrants (the "D WARRANT EXERCISE PRICE") payable in full at the time such warrants are exercised. The C Warrant Exercise Price Shall be adjusted from time to time upon the adjustment of the number of shares that may be purchased upon the exercise of all C Warrants issued pursuant to this Agreement in accordance with Paragraph 3 hereof, so that the aggregate of the C Warrant Exercise Price paid and payable upon the exercise of all C Warrants issued under this Agreement shall not be greater at any time than $3,000,000. The D Warrant Exercise Price shall be adjusted from time to time upon the adjustment of the number of shares that may be purchased upon the exercise of all D Warrants issued pursuant to this Agreement in accordance with Paragraph 3 hereof, so that the aggregate of the D Warrant Exercise Price paid and payable upon exercise of all D Warrants issued under this Agreement shall not be greater at any time than $3,500,000.

     2.2 DURATION. Warrants may be exercised only on or after the date of issuance and on or before their respective expiration dates (the "EXPIRATION DATES"). Each C Warrant shall expire on July 25, 1997, Each D Warrant shall expire on July 25, 1999. The Bank shall advise the Warrant Agent of the date of issuance of each Warrant and shall confirm with the Warrant Agent the Expiration Date of each Warrant upon issuance. Each Warrant not exercised prior to its Expiration Date shall become void, and all rights of the Registered Holder thereunder and under this Agreement and the Warrant Certificate shall cease after the close of business on the relevant Expiration Date.

     2.3  TRANSFER AND EXERCISE.

          2.3.1 The Bank shall keep, at the office of the Warrant Agent at Los Angeles, California, a register, in which, subject to such reasonable regulations as it may prescribe, the Bank shall register the Warrants at the time of issuance thereof and shall transfer Warrants so registered as provided in this Agreement. Upon surrender for transfer of any Warrant at such office, the Bank shall execute and the Warrant Agent shall countersign and deliver to the name of the transferees a new Warrant Certificate or Certificates evidencing Warrants to purchase a like number of Warrant Shares. All Warrant Certificates presented for transfer or exchange shall (if required by the Bank) be Duly Endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Bank and Warrant Agent duly executed by the Registered Holder or his


                                          2
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or her attorney duly authorized.  For purposes of this Agreement and the Warrant
Certificates, the term "DULY ENDORSED" shall mean duly endorsed in blank by the Person or Persons in whose name a Warrant Certificate is registered or accompanied by a duly executed assignment separate from the certificate with the signatures thereon, guaranteed by a commercial bank, trust company or other financial institution of nationally recognized standing in the United States.

          2.3.2 A Registered Holder is entitled to exercise his or her Warrants, in whole or in part, so long as the number of shares of Common Stock is no less than the lesser of the full number subject to exercise under the relevant Warrant Certificate or 100, at any time, or from time to time commencing on the date of issuance, upon written notice to the Warrant Agent, until 5:00 p.m. Pacific time on the relevant Expiration Date or, if such day is not a Business Day, then until 5:00 p.m. Pacific time on the next succeeding day that shall be a Business Day by presenting and surrendering their Warrant Certificates to the Bank at the office of the Warrant Agent at Los Angeles, California, with the Exercise Subscription Form set forth on the Warrant Certificate, duly executed and accompanied by proper payment, of the C Warrant Exercise Price or D Warrant Exercise Price for the number of C Warrant Shares or D Warrant Shares specified in such form, all subject to the terms and conditions of this Agreement and the Warrant Certificate. At the option of the Registered Holder, the Exercise Price may be paid in cash or by certified or official bank check or bank cashier's check payable to the order of the Bank, or by any combination of cash or such check. For purposes of this Agreement and the Warrant Certificates, the term "BUSINESS DAY" shall mean any day except a Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized by law to close.

          2.3.3 Upon surrender of any Warrants in conformity with the provisions of this Agreement and the Warrant Certificate, the Bank shall transfer to the Registered Holder of such Warrants appropriate evidence of ownership of any shares of Common Stock to which the Registered Holder is entitled, registered or otherwise placed in, or payable to the order of the Registered Holder, and shall deliver such evidence of ownership, together with an amount in cash in lieu of any fraction of a share of Common Stock as provided in Paragraph 3.3 below.

          2.3.4 If a Registered Holder exercises fewer than all of the Warrants evidenced by such Registered Holder's Warrant Certificate, such Warrant Certificate shall be surrendered to the Bank and a new Warrant Certificate of the same tenor evidencing such Registered Holder's remaining Warrants shall be executed by the Bank. The Bank shall register such new Warrant Certificate in the name of such Registered Holder and deliver the new Warrant Certificate to such Registered Holder.

          2.3.5 The Bank shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed in respect of, the issue or delivery of any shares of Common Stock issuable upon the exercise of any Warrant. The Bank shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of a certificate for shares of Common Stock in any name other than that of a Registered Holder of a Warrant, and in such case the Bank shall not be required to issue or deliver any such stock certificate until such tax or other charge has been paid or it has been established to the Bank's reasonable satisfaction that such tax or other charge is not due.


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          2.3.6     Each Person in whose name any such certificate for shares of
Common Stock is issued shall for all purposes be deemed have become the holder of record of the Common Stock represented thereby on the date on which the Warrant was surrendered and payment of the purchase price and any applicable taxes was made irrespective of the date of issue or delivery of such certificate except that if the date of such surrender and payment is a date when the stock transfer books of the Bank for the Common Stock are closed, such Person shall be deemed to have become the holder such shares on the next succeeding date on which such stock transfer books are open, The Bank will not close such stock transfer books at any one time for a period longer than 20 days.

3.   ADJUSTMENTS IN WARRANT SHARES; FRACTIONAL SHARES

     3.1 ANTI-DILUTION PROVISIONS. The number of shares of Common Stock which may be purchased upon the exercise hereof shall be subject to change or adjustment as follows:

          3.1.1 STOCK DIVIDENDS-SUBDIVISIONS, COMBINATIONS. In case the Bank shall pay a dividend on the Common Stock in shares of Common Stock (or securities convertible into, exchangeable for or otherwise entitling the registered holder to receive Common Stock) , (ii) subdivide the outstanding Common Stock into a greater number of shares of Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares of Common Stock, the number of shares of Common Stock purchasable upon exercise of any Warrant immediately prior to the record date fixing shareholders to be affected by such event shall be adjusted so that the Registered Holder shall thereafter be entitled to receive that kind and number of shares of Common Stock or other securities of the Bank that the Registered Holder would have owned or have been entitled to receive after the happening of any of the events described above, had the Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph 3.1.1 shall become effective (i) immediately after the record date in the case of a dividend and (i) immediately after the effective date in the case of a subdivision or combination. If the Bank shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of a Warrant then in effect shall be required by reason of the taking of such record. No adjustment shall be made under this Paragraph 3.1.1 unless such adjustment would require an increase or decrease of at least one percent in the number of shares of Common Stock or other securities of the Bank that the Registered Holder would have owned or have been entitled to receive had the Warrant been exercised, provided however, that any adjustments which by reason of this sentence are not required to be made shall be carried forward and taken into account in any subsequent adjustment, and all calculations shall be made to the nearest one-hundredth of a share,

          3.1.2 REORGANIZATION OR RECLASSIFICATION. In case of any capital reorganization or any reclassification of the capital stock of the Bank (whether pursuant to a merger or


                                          4
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consolidation or otherwise), each Warrant shall thereafter be exercisable for the number of shares of stock or other securities or property receivable upon such capital reorganization or reclassification of capital stock, as the case may be, by a holder of the number of shares of Common Stock into which the Warrant was exercisable immediately prior to such capital reorganization or reclassification of capital stock; and, in any case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Registered Holder of any Warrant to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of the Warrant.

          3.1.3 NOTICE. In the event that the Bank shall propose at any time to effect any transaction of the type described in Subsections 3.1.1 and
3.1.2 above or take any similar extraordinary corporate action affecting the Bank's capital stock (including but not limited to the transfer of substantially all of the Bank's assets), then, in connection with each such event, the Bank shall send notice thereof to all Registered Holders at least 20 days prior to the earlier of (i) the date on which such event is to become effective, (ii) the record date for the shareholders affected by such event, or (iii) the first date on which the Bank intends to effect any such transaction, in each case specifying in reasonable detail what the transaction or event consists of and, if applicable, the aggregate amount or value of any cash or property proposed to be distributed, paid, purchased or received by the Bank in connection therewith.

          3.1.4 ADJUSTMENT OF EXERCISE PRICE. The C Warrant Exercise Price per share of Common Stock purchasable upon exercise of any C Warrant shall be subject to adjustment from time to time as follows: upon each adjustment of the number of shares of Common Stock purchasable pursuant to this Section 3.1, the C Warrant Exercise Price shall be reduced or increased, as the case may be, to a price determined by dividing the aggregate C Warrant Exercise Price of all C Warrant Shares in effect prior to such adjustment by the total minimum number of C Warrant Shares purchasable upon the exercise of all C Warrants immediately after such adjustment. The D Warrant Exercise Price per share of Common Stock purchasable upon exercise of any D Warrant shall be subject to adjustment from time to time as follows: upon each adjustment of the number of shares of Common Stock purchasable pursuant to this Section 3.1, the D Warrant Exercise Price shall be reduced or increased, as the case may be, to a price determined by dividing the aggregate D Warrant Exercise Price of all D Warrant Shares in effect prior to such adjustment by the total maximum number of D Warrant Shares purchasable upon the exercise of all D Warrants immediately after such adjustment.

     3.2 CONSOLIDATION, MERGER, OR SALE OF ASSETS. In addition to any other rights of Registered Holders set forth herein, in case of any consolidation of the Bank with, or merger of the Bank into, any other Person, any merger of another Person into the Bank (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Bank to the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, all Registered Holders shall have the right thereafter to exercise their Warrants for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock for which their Warrants may have been exercised immediately prior to such consolidation, merger, sale or transfer. Adjustments for events subsequent to the effective date of such a consolidation, merger and sale of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Agreement. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contact of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein for the protection of the rights of the Registered Holders shall thereafter continue to be applicable, and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this Paragraph 3.2 shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

     3.3 FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon the exercise of any Warrant. If any fraction of a shut of Common Stock would be issuable upon the exercise of a Warrant, the Bank shall round down the number of shares of Common Stock to be issued upon exercise of such Warrant to the nearest lower whole number of shares of Common Stock.

4.   OTHER PROVISIONS RELATING TO THE RIGHTS OF REGISTERED HOLDERS OF WARRANTS

     4.1 RIGHTS OF REGISTERED HOLDERS. Prior to the exercise of any Warrant, a Registered Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Bank including, without limitation, the right to vote, to receive dividends or other distributions or to receive any notice of meetings of shareholders or any notice of any proceedings of the Bank, except as may be specifically provided for herein.

     4.2 ASSIGNMENT OR TRANSFER. A Warrant is transferable by the Registered Holder thereof by surrendering for transfer at the office of the Warrant Agent in Los Angeles, California, maintained for that purpose, the Warrant Certificate evidencing the Warrant and the Assignment Form, Duly Endorsed, set forth on the Warrant Certificate. Thereupon, one or more new Warrant Certificates evidencing the transferred Warrants of authorized denominations will be issued to the designated transferee or transferees, and, if necessary, a new Warrant Certificate evidencing warrants not transferred will be issued to the original Registered Holder. In any event, Warrants may not be sold, assigned, pledged or otherwise transferred except in compliance with the Securities Act of 1933, as amended, if applicable.

     4.3 LOSS OF WARRANT CERTIFICATES. Upon receipt by the Bank of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of any Warrant Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of any Warrant Certificate, if mutilated, the Bank shall execute and deliver a new Warrant Certificate of like tenor and date. The provisions of this Paragraph 4.3 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen, or destroyed Warrant Certificates.


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     4.4  RESERVATION OF SHARES.  The Bank hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of any Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Bank from time to time issuable upon exercise of the Warrants as will be sufficient to permit the exercise in full of the Warrants. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid, free and clear of all liens, security interests and charges.

5.   CONCERNING THE WARRANT AGENT AND OTHER MATTERS

     5.1 PAYMENT OF TAXES. The Bank will from time to time promptly pay to the Warrant Agent, or make provision satisfactory to the Warrant Agent for the payment of, all taxes and charges that may be imposed by the United States or any State upon the Bank or the Warrant Agent upon the issuance or delivery of shares of Common Stock upon the exercise of any Warrant, but the Bank shall not be obligated to pay any transfer taxes in respect of the Warrant or such shares.

     5.2 RESIGNATION, CONSOLIDATION OR MERGER OF WARRANT AGENT, AND SUCCESSOR WARRANT AGENT.

          5.2.1 The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder after giving one month's notice in writing to the Bank, except that such shorter notice may be given as the Bank shall in writing, accept as sufficient. If the office of Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Bank shall appoint in writing a new Warrant Agent. If the Bank shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the Registered Holder of a Warrant, then the Registered Holder of any Warrant may apply to any court of competent jurisdiction in the State of California, County of San Diego, for the appointment of a new Warrant Agent.
Any new Warrant Agent, whether appointed by the Bank or by such a court, shall be a financial institution of nationally recognized standing in the United States, which is authorized, under any applicable law to exercise corporate trust powers and is subject to supervision or examination by United States federal or state authority and which has a combined capital and surplus of not less than $50,000,000. Any new Warrant Agent appointed hereunder shall execute, acknowledge and deliver to the former Warrant Agent last in office and to the Bank an instrument accepting such appointment hereunder and thereupon such new Warrant Agent without any further act or deed shall become vested with all the rights, powers, duties and responsibilities of the Warrant Agent hereunder with like effect as if it had been named as the Warrant Agent; but if for any reason it becomes necessary or expedient to have the former Warrant Agent execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Bank and shall be legally and validly executed and delivered by the former Warrant Agent. Not later than the effective date of any such appointment the Bank shall file notice thereof with the former Warrant Agent and each transfer agent for the Common Stock, and shall forthwith mail notice thereof to the Registered Holders of the Warrants at their addresses as they appear on the registry books. Failure to file or mail such notice, or any defect therein, shall not affect the legality or validity of the appointment of the successor Warrant Agent.


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          5.2.2     Any Person into which the Warrant Agent or any new Warrant
Agent may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Warrant Agent or any new Warrant Agent shall be a party, shall be the successor Warrant Agent under this Agreement without any further act, provided that such company would be eligible for appointment as a successor Warrant Agent under the provisions of Paragraph 5.2.1.

     5.3 FEES AND EXPENSES OF WARRANT AGENTS. The Bank agrees (i) that it will pay the Warrant Agent reasonable remuneration for its services as Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder; and (ii) that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

     5.4  ADDITIONAL PROVISIONS.

          5.4.1 The Warrant Agent may consult with legal counsel (who may be legal counsel for the Bank), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          5.4.2 Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established by the Bank prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate or instrument signed by the Chief Executive Officer, President or an Executive Vice President or Senior Vice President of the Bank and delivered to the Warrant Agent; and such certificate or instrument shall be full warrant to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate or instrument; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such matter or may require such further or additional evidence as it may deem reasonable.

          5.4.3 The Warrant Agent shall be liable hereunder only for its own negligence or willful misconduct.

          5.4.4 The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Bank only.

          5.4.5 The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof or in respect of the validity or execution of any Warrant or Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Bank of any covenant or condition contained in this Agreement or in a Warrant Certificate; nor shall it be responsible for the making of any adjustment in the Warrant Shares required under the provision of Paragraph 3 hereof or responsible for the manner, method or amount of any such adjustment or the facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or Warrant Certificate or as to whether any shares of Common Stock will when issued be validly authorized and issued and fully paid.

          5.4.6 Anything in this Agreement to the contrary notwithstanding, in no event shall the Warrant Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

     5.5 ACCEPTANCE OF AGENCY. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth.

     5.6 MODIFICATION OF AGREEMENT. Notwithstanding anything in Paragraph 5.11 herein to the contrary, the Warrant Agent may, without the consent or concurrence of the Registered Holder by supplemental agreement or otherwise, concur with the Bank making any changes or corrections in this Agreement that they shall have been advised by counsel are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained.

     5.7 SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Bank shall bind and inure to the benefit of its successors and assigns.

     5.8 MERGER OR CONSOLIDATION OR SALE OF ASSETS OF THE BANK. The Bank will not merge or consolidate with any other corporation, unless the corporation resulting from such merger or consolidation (if not the Bank), shall expressly assume, by supplemental agreement satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Bank.

     5.9  PERSONS HAVING RIGHTS UNDER THIS AGREEMENT.

          5.9.1 Nothing this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person other than the Bank, the Warrant Agent and the Registered Holders any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof and all covenants, conditions, stipulations, promises and agreements in this

Agreement contained shall be for the sale and exclusive benefit of the Bank and the Warrant Agent and their successors and of the Registered Holders.

          5.9.2 The Bank, the Warrant Agent and any transfer agent and registrar for the Common Stock may deem and treat the Person in whose name any Warrant Certificate shall be registered upon the books of the Bank as the absolute owner of such Warrant Certificate (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Bank or the Warrant Agent) for all purposes; and neither the Bank nor the Warrant Agent or any transfer agent or registrar of the Common Stock shall be affected by an notice to the contrary.

6.   GENERAL PROVISIONS.

     6.1. NOTICES. Unless otherwise specifically permitted by this Agreement, all notices or other communications required or permitted under this Agreement between the Warrant Agent and the Bank shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by telecopy, provided that the telecopy cover sheet contain a notation of the date and time of transmission, and shall be deemed received: (i) if personally delivered, upon the date of delivery to the address of the person to receive such notice, (ii) if mailed in accordance with the provisions of this paragraph, two (2) business days after the date placed in the United States mail, (iii) if mailed other than in accordance with the provisions of this paragraph or mailed from outside the United States, upon the date of delivery to the address of the person to receive such notice, or (iv) if given by telecopy, when sent. Notices shall be given at the following addresses:

     If to the Bank:

          Bank of Commerce
          9918 Hibert Street, Suite 101
          San Diego, California 92131
          Attention:  Corporate Secretary
          Telecopier:  (619) 578-3433

     With a copy to:

          Higgs, Fletcher & Mack
          401 West "A" Street, Suite 2000
          San Diego, California 92101
          Attention:  Kurt L. Kicklighter, Esq.
          Telecopier:  (619) 696-1410

     If to the Warrant Agent:

          Chemical Mellon Shareholder Services
          300 South Grand Ave, 4th Floor
          Los Angeles, California  90071
          Telecopier:  (213) 617-9046

          Attention:     Ian D. Gass
          Telecopier:    (213) 917-9046

     With a copy to:



          --------------------------------

          --------------------------------

          --------------------------------

          Attention:
                     ---------------------
          Telecopier:
                      --------------------

     6.2. COMPLETE AGREEMENT: MODIFICATIONS. This Agreement and written agreements, if any, entered into concurrently herewith (i) constitute the parties' entire agreement, including all terms, conditions, definitions, warranties, representations, and covenants, with respect to the subject matter hereof, (ii) merge all prior discussions and negotiations between or among any or all of them as to the subject matter hereof, and (iii) supersede and replace all terms, conditions, definitions, warranties, representations, covenants, agreements, promises and understandings, whether oral or written, with respect to the subject matter hereof. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by a majority of all Registered Holders and the Bank, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provide shall be cumulative and not exclusive of any rights or remedies by law. Any amendment, alteration, or modification requiring the signature of more than one party may be signed in counterparts.

     6.3. FURTHER ACTIONS. Each party agrees to perform any further acts and execute and deliver any further documents reasonably necessary to carry out the provisions of this Agreement.

     6.4. ASSIGNMENT. No party may assign its rights under this Agreement without the prior written consent of the other parties hereto.

     6.5. SUCCESSORS AND ASSIGNS. Except as explicitly provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

     6.6. SEVERABILITY. If any portion of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law if enforcement would not frustrate the overall intent of the parties (as such intent is manifested by all provisions of the Agreement, including such invalid, void, or otherwise unenforceable portion).

     6.7. EXTENSION NOT A WAVIER. No delay or omission in the exercise of any power, remedy, or right herein provided or otherwise available to any party shall impair or affect the right of such party thereafter to exercise the same. Any extension of time or other indulgence granted to a party hereunder shall not otherwise alter or affect any power, remedy or right of any other party, or the obligations of the party to whom such extension or indulgence is granted except as specifically waived.

     6.8. TIME OF ESSENCE. Time is of the essence of each and every term, condition, obligation and provision hereof.

     6.9. NO THIRD PARTY BENEFICIARIES. Subject to Paragraph 5.9, this Agreement and each and every provision hereof is for the exclusive benefit of the parties hereto and not for the benefit of any third party.

     6.10. ATTORNEYS' FEES. Should any litigation (including any proceedings in a bankruptcy court) or arbitration be commenced between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such litigation or arbitration shall be entitled, in addition to such other relief as may be granted, to the attorneys' fees and court or arbitration costs incurred by reason of such litigation or arbitration, including attorneys' and experts' fees incurred in preparation for or investigation of any matter relating to such litigation or arbitration.

     6.11. HEADINGS. The headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular provision hereof.

     6.12. REFERENCES. A reference to a particular paragraph of this Agreement shall be deemed to include references to all subordinate paragraphs, if any.

     6.13. GENDER, NUMBER, AND TENSE. Throughout this Agreement, unless the context otherwise requires,

           (i) the masculine, feminine, and neuter genders each includes the other;
           (ii) the singular includes the plural, and the plural includes the singular; and
           (iii) the past tense includes the present, and the present tense includes the past.

     6.14. COUNTERPARTS. This Agreement may be signed in multiple counterparts with the same force and effect as if all original signatures appeared on one copy; and in the event this Agreement is signed in counterparts, each counterpart shall be deemed an original and all of the counterparts shall be deemed to be one agreement.

     6.15. APPLICABLE LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                              BANK OF COMMERCE


                              By:   /s/ [ILLEGIBLE]
                                   ------------------------------
                              Its:  SVP
                                   ------------------------------


                              CHEMICAL MELLON SHAREHOLDER
                              SERVICES, L.L.C.


                              By:   /s/ [ILLEGIBLE]
                                   ------------------------------
                              Its:  VICE - PRESIDENT
                                   ------------------------------

[GRAPHIC]

EXERCISABLE ONLY ON AND AFTER SEPTEMBER 21, 1995 AND ON OR BEFORE JULY 25, 1999 DEFINITIVE WARRANT CERTIFICATE TO PURCHASE WARRANT SHARES AS HEREIN DESCRIBED.


                                     [LOGO]
                                BANK OF COMMERCE


                      "D" COMMON STOCK PURCHASE WARRANT
                           VOID AFTER JULY 25, 1999
CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN SHALL HAVE THE MEANING ASSIGNED
                                TO THEM IN THE
                 WARRANT AGREEMENT HEREINAFTER REFERRED TO.

------------------------
    WARRANT SHARES



------------------------
CUSIP 061589 14 9

-------------------------------------------------------------------------------
THIS CERTIFIES THAT



                                    SPECIMEN


-------------------------------------------------------------------------------


(being herein called the "Registered Holder"), will be entitled to purchase, at any time on or after September 21, 1995, and on or before July 25, 1999, Warrant Shares, each Warrant Share consisting of one share of fully paid Common Stock, no par value, of BANK OF COMMERCE (the "Bank"), as such stock is constituted at the date of this Warrant Certificate (but the number of Warrant Shares may be adjusted from time to time as stated below), at the price ("Exercise Price") of $49.00 per Warrant Share, by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the office of CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C, or its successor as warrant agent, in Los Angeles, California (such Warrant agent being herein called the "Warrant Agent"), and by paying in full, as provided in the Warrant Agreement, the Exercise Price for the warrant Shares as to which this Warrant Certificate is exercised, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement hereinafter referred to. No such purchase may be of a number of Warrant Shares less upon the lessor of the number of Warrant Shares set forth on this Warrant Certificate and [ILLEGIBLE].

The warrants evidenced by this Warrant Certificate (the "Warrants") may not be exercised unless the Warrant Certificate is countersigned below by the Warrant Agent.

Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Registered Holder thereof a new Warrant Certificate evidencing the Warrant and exercised.

In certain events provided for in the Warrant Agreement which provisions are set forth on the back hereof the shares of Common Stock included in a Warrant Share may be adjusted as herein provided. The term "Warrant Share" refers to such shares as so adjusted from time to time.

No fractional shares will be issued upon the exercise of rights in purchase hereunder. If any fraction of a share of Common Stock would be Issuable upon the exercise of any of the Warrants evidenced hereby, the Bank shall round the number of shares of Common Stock to be issued on such exercise to the nearest lower whole number of shares of Common Stock.

This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of July 25, 1995 between the Bank and the Warrant Agent and is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the Registered Holder of this Warrant Certificate consents by acceptance hereof. Copies of said Warrant Agreement are on file at the above-mentioned office of the Warrant Agent.

This Warrant Certificate is transferable by the Registered Holder hereof, upon (i) surrender of this Warrant Certificate for transfer at the office of the Warrant Agent maintained for that purpose in Los Angeles, California, duty endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bank and the Warrant Agent, duly executed by the Registered Holder hereon or his attorney duly authorized in writing, and thereupon one or more new Warrant Certificates of authorized denominations will be issued to the designed transfers or transferees and (ii) compliance with the Securities Act of 1933, as amended, if applicable.

The Bank and the Warrant Agent and all transfer agents and registered for the Common Stock may deem and treat the Registered Holder hereof as the absolute owner of this Warrant Certificate for all purposes, and neither the Bank, the Warrant Agent nor any such transfer agents or registrars shall be affected by any notice to the contrary.

This Warrant Certificate shall not entitle the Registered Holder hereof to any of the rights of a shareholder of the Bank including, without limitation, the right to vote, to receive dividends and other distributions, to exercise any pre-emptive right, or to receive any notice of, or to attend, meetings of shareholders of any other proceedings of the Bank.

This Warrant Certificate shall be void and all rights represented hereby shall cease unless exercised on or before July 25, 1999.

Dated:

    COUNTERSIGNED:
       CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C
                                        AS WARRANT AGENT

BY:
   ----------------------------------------
                         AUTHORIZED OFFICER


                              [SEAL]

BANK OF COMMERCE

BY:                                     BY:
   --------------------------------         ---------------------------------

        SPECIMEN                                      SPECIMEN

        SECRETARY                                     PRESIDENT

                                BANK OF COMMERCE

    The text of Paragraph 3 of the Warrant Agreement is set forth below.

    3.    Adjustments in Warrant Shares; Fractional Shares

    3.1 ANTI-DILUTION PROVISIONS. The number of shares of Common Stock which may be purchased upon the exercise hereof shall be subject to change or adjustment as follows:

    3.1.1 STOCK DIVIDENDS - SUBDIVISIONS. COMBINATIONS, In case the Bank shall (i) pay a dividend on the Common Stock in shares of Common Stock (or securities convertible into, exchangeable for or otherwise confirming the registered holder to receive Common Stock), (ii) subdivide the outstanding Common Stock into a greater number of shares of Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares of Common Stock, the number of shares of Common Stock purchasable upon exercise of any Warrant immediately prior to the record data fixing shareholders to be affected by such event shall be adjusted so that the Registered Holder shall thereafter be entitled to receive that kind and number of shares of Common Stock or other securities of the Bank that the Registered Holder would have owned or have been entitled to receive after the happening of any of the events described above, had the Warrant been exercised immediately prior to the happening of such event or any record sale with respect thereto. An adjustment made pursuant to this paragraph 2.1.1 shall become effective (i) immediately after the record date in the case of a dividend and (ii) immediately after the effective date in the case of a subdivision or combination. If the Bank shall take a record of the holders of its Common Stock for the purpose of outfitting them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of a Warrant then in effect shall be required by reason of the taking of such record. No adjustment shall be made under this Paragraph 3.1.1 unless such adjustment would require an increase or decrease of at least one percent in the number of shares of Common Stock or other securities of the Bank that the Registered Holder would have owned or have been entitled to receive had the Warrant been exercised, provided however, that any adjustments which by reason of this sentence are not required to be made shall be carried forward and taken into account in any subsequent adjustments and all calculations shall be made to the nearest one-hundredth of a share.

    3.1.2 REORGANIZATION OR RECLASSIFICATION. In case of any capital reorganization or any reclassification of the capital stock of the Bank (whether pursuant to a merger or condition or otherwise), each Warrant shall thereafter be exercisable for the number of shares of stock or other securities or property receivable upon such capital reorganization or reclassification of capital stock as the case may be by a holder of the number of shares of Common Stock into which the Warrant was exercisable immediately prior to such capital reorganization or reclassification of capital stock; and, in any case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Registered Holder or any Warrant to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of the Warrant.

    3.1.3 NOTICE. In the event that the Bank shall propose at any time to effect any transaction of the type described in Subsections 3.1.1 and 3.1.2 above or take any similar extraordinary corporate action affecting the Bank's capital stock (including but not limited to the transfer of substantially all of the Bank's assets), then, in connection with each such event, the Bank shall demand notice thereof to all Registered Holders at least 20 days prior to the earlier of (i) the date on which such event is to become effective,
(ii) the record date for the shareholders affected by such event, or (iii) the first date on which the Bank intends to affect any such transaction, in each case specifying in reasonable detail what the transaction or event consists of and, if applicable, the aggregate amount or value of any cash or property proposed to be distributed, paid, purchased or received by the Bank in connection therewith.

    3.1.4 ADJUSTMENT OF EXERCISE PRICE. The C Warrant Exercise Price per share of Common Stock purchasable upon exercise of any C Warrant shall be subject to adjustment from time to time as follows: upon each adjustment of the number of shares of Common Stock purchasable pursuant to this Section
3.1. the C Warrant Exercise Price shall be reduced or increased, as the case may be, to a price determined by dividing the aggregate C Warrant Exercise Price of all C Warrant Shares in effect prior to such adjustment by the legal maximum number of C Warrant Shares purchasable upon the exercise of all C Warrants immediately after such adjustment. The D Warrant Exercise Price per share of Common Stock purchasable upon exercise of any D Warrant shall be subject to adjustment from time to time as follows: upon each adjustment of the number of shares of Common Stock purchasable pursuant to this Section
2.1. the D Warrant Exercise Price shall be reduced or increased, as the case may be, to a price determined by dividing the aggregate D Warrant Exercise Price of all D Warrant Shares in effect prior to such adjustment by the total maximum number of D Warrant Shares purchasable upon the exercise of all D Warrants immediately after such adjustment.

    3.2. CONSOLIDATION, MERGER, OR SALE OF ASSETS. In addition to any other rights of Registered Holders set forth herein. In case of any consolidation of the Bank with, or merger of the Bank into, any other Person, any merger of another Person into the Bank (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Bank to the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, all Registered Holders shall have the right thereafter to exercise their Warrants for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock for which their Warrants may have been exercised immediately prior to such consolidation, merger, sale or transfer. Adjustment for events subsequent to the effective date of such a consolidation, merger and sale of assets shall be as nearly equivalent on may be practicable to the adjustments provided for in this Agreement. In any such event, effective provisions shall be made in the certificate or exercises of Incorporation of the resulting or surviving corporation. In any contract of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein for the protection of the rights of the Registered Holders shall thereafter continue to be applicable; and any such resulting or surviving corporation shall separately assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this Paragraph 3.2. shall similarily apply to successive consolidations, mergers, sales, leases or transfers.

    3.3. FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon the exercise of any Warrant. If any fraction of a share of Common Stock would be issuable upon the exercise of a Warrant, the Bank shall round down the number of shares of Common Stock to be issued upon exercise of such Warrant to the nearest lower whole number of shares of Common Stock.


                           EXERCISE SUBSCRIPTION FORM
    TO BE EXECUTED BY THE REGISTERED HOLDER DESIRING TO EXERCISE THE WITHIN
                                 WARRANTS OF
                              BANK OF COMMERCE

    Capitalized terms used but not defined herein shall have the meaning assigned to them in the within Warrant Certificate and in the Warrant Agreement between Bank of Commerce and Chemical Trust Company of California dated as of July 25, 1995.

    The undersigned Registered Holder hereby exercises _________________ Warrants evidencing the right to purchase shares of the Common Stock covered by the within Warrant Certificate, according to the conditions thereof.

    The undersigned Registered Holder herewith makes payment in full of the Excercise Price on such shares of $ _____________________ in cash or by certified or official bank check or bank cashier's check payable to the order of the Bank, or by any combination of such cash or check.

    [The undersigned Registered Holder has hereby exercised fewer than all the Warrants evidenced by the within Warrant Certificate and, therefore, requests that a new Warrant Certificate evidencing the remaining Warrants evidenced by the within Warrant Certificate be issued in the name of and delivered to the Registered Holder](1)

    NOTE: EXERCISE MAY BE MADE FOR A MINIMUM OF THE LESSER OF 100 SHARES OR THE FULL NUMBER OF SHARES AS TO WHICH EXERCISE MAY BE MADE UNDER THIS WARRANT CERTIFICATE.


By:          [                ]
    ---------------------------------------
      Name:
      Title:

Address:

        -----------------------------------

        -----------------------------------

Dated:
        ------------------

--------------
(1) To be included only if the Registered Holder is exercising fewer than as of the Warrants evidenced by the within Warrant Certificate.

                                ASSIGNMENT FORM
  TO BE EXECUTED BY THE REGISTERED HOLDER DESIRING TO EFFECT A TRANSFER OF THE
                               WITHIN WARRANTS OF
                                BANK OF COMMERCE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -as tenants in common                    UNIF GIFT MIN ACT -           Custodian
TEN ENT - as tenants by the entireties                              ----------            --------
JT TEN - as joint tenants with right of                               (Cust)               (Minor)
         survivorship and not as tenants
         in common                                                   under Uniform Gifts to Minors
                                                          Act
                                                             ----------------------------------------
                                                                                (State)

Additional abbreviations may also be used, though not in the above list.

FOR VALUE RECEIVED, in accordance with the Warrant Agreement between BANK OF
COMMERCE and Chemical Mellon Shareholder Services, dated as of July 25,
1995, and the Securities Act of 1933, as amended, if applicable, the undersigned hereby sells, assigns and transfers unto

-----------------------------------------------------------------------------------------------------
                                                     (Name)

-----------------------------------------------------------------------------------------------------
                                                   (Address)


the right to purchase ________ Warrant Shares evidenced by the within Warrant
Certificate, and does hereby irrevocably constitute and appoint

-----------------------------------------------------------------------------------------------------

attorney to transfer the said right on the books of the Bank with full power of substitution.

        By:
           -----------------------------------------
             Name:
             Title:

        Address

        --------------------------------

        --------------------------------

Dated:
        --------------------


--------------------------------------------------------------------------------
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS
WRITTEN UPON THE FACE OF THE WITHIN WARRANT CERTIFICATE IN EVERY PARTICULAR,
WITHOUT ALTERATION OR ENLARGEMENT, OR A CHANGE WHATSOEVER AND MUST BE
GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS,
SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED
SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad15.
